UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DARIOHEALTH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DarioHealth Corp.

142 W. 57th St., 8th Floor

New York, NY 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, June 7, 2021

You are cordially invited to attend an annual meeting of the stockholders (the “Meeting”) of DarioHealth Corp. (the “Company”), which will be held at 4:00 p.m. (Israel Time) on Monday, June 7, 2021, at our Israeli office, located at 8 HaTokhen Street, Caesarea Industrial Park, Israel. However, we are actively monitoring developments with regard to the coronavirus, or COVID-19, pandemic and it is possible that the annual meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the annual meeting for the following purposes:

1.	To re-elect Hila Karah, Dennis Matheis, Dennis M. McGrath, Erez Raphael, Yoav Shaked, Adam K. Stern and Richard B. Stone as directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2022 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To consider and vote to amend the Company’s 2020 Equity Compensation Plan (the “2020 Equity Incentive Plan”), to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 700,000 shares from 1,828,890 to 2,528,890;

3.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, granting the Board the right to amend the Company’s bylaws;

4.	To approve an amendment to the Company’s bylaws, eliminating the Board’s right to remove a director with or without cause;

5.	To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on April 15, 2021 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on June 7, 2021

The proxy statement, proxy card and Annual Report are also available at

http://www.dariohealth.com/DH2021Proxy.pdf

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
DarioHealth Corp., 142 W. 57th St., 8th Floor, New York, NY 10019, Attention: Secretary.

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://mydario.investorroom.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call (646) 665-4667. You may also find directions at http://mydario.investorroom.com/SECFilings.

By order of the Board of Directors,

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer

New York, New York

April 26, 2021

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

Annex A	First Amendment to Amended and Restated 2020 Equity Incentive Plan	A-1

Annex B	Certificate of Amendment to the Certificate of Incorporation of DarioHealth Corp.	B-1

Annex C	Amendment to Bylaws of DarioHealth Corp.	C-1

PROXY STATEMENT

DarioHealth CORP.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 4:00 p.m. (Israel Time) on June 7, 2021

142 W. 57th St., 8th Floor

New York, NY 10019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at an Annual Meeting of the Stockholders (the “Meeting”), which will take place at 4:00 p.m. (Israel Time) on Monday, June 7, 2021, at our Israeli office, located at 8 HaTokhen Street, Caesarea Industrial Park, Israel. However, we are actively monitoring developments with regard to the coronavirus, or COVID-19, pandemic and it is possible that the Annual Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about April 28, 2021, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to DarioHealth Corp. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the annual meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On April 15, 2021 (the “Record Date”), there were 15,475,444 shares of Common Stock, 4,441 shares of Series A Convertible Preferred Stock (convertible into 1,096,927 shares of Common Stock), with a conversion price of $4.05 per share (the “Series A Preferred Stock”), 5,200 shares of Series A-1 Convertible Preferred Stock (convertible into 1,284,400 shares of Common Stock), with a conversion price of $4.05 per share (the “Series A-1 Preferred Stock”), 865 shares of Series A-2 Convertible Preferred Stock (convertible into 202,410 shares of Common Stock), with a conversion price of $4.28 per share (the “Series A-2 Preferred Stock”), 1,359 shares of Series A-3 Convertible Preferred Stock (convertible into 273,159 shares of Common Stock), with a conversion price of $4.98 per share (the “Series A-3 Preferred Stock”) and 510 shares of Series A-4 Convertible Preferred Stock (convertible into 86,700 shares of Common Stock), with a conversion price of $5.90 per share (the “Series A-4 Preferred Stock”) issued and outstanding. Each share of Common Stock and Preferred Stock, except for the Series A-1 Preferred Stock, is entitled to one vote per share on an as-converted basis. The Series A-1 Preferred Stock do not possess any voting rights. Thus, the holders of the aggregate number of 8,567,321 shares of Common Stock, inclusive of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock (on an as-converted basis) must be present in person or represented by proxy at the meeting to have a quorum. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

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Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock on the Record Date may attend and vote at the Meeting. There were 15,475,444 shares of Common Stock, 4,441 shares of Series A Preferred Stock (convertible into 1,096,927 shares of Common Stock), 865 shares of Series A-2 Preferred Stock (convertible into 202,410 shares of Common Stock), 1,359 shares of Series A-3 Preferred Stock (convertible into 273,159 shares of Common Stock) and 510 shares of Series A-4 Preferred Stock (convertible into 86,700 shares of Common Stock) outstanding on the Record Date. All shares of Common Stock and the Preferred Stock, aside the Series A-1 Preferred Stock, have one vote per share and vote together as a single class. The Series A-1 Preferred Stock do not possess any voting rights.

What is the proxy card?

The proxy card enables you to appoint Erez Raphael, our Chief Executive Officer, and/or Zvi Ben-David, our Chief Financial Officer, Secretary and Treasurer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.	To re-elect Hila Karah, Dennis Matheis, Dennis M. McGrath, Erez Raphael, Yoav Shaked, Adam K. Stern and Richard B. Stone as directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2022 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);

2.	To consider and vote to amend the Company’s 2020 Equity Incentive Plan, to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 700,000 shares from 1,828,890 to 2,528,890 (the “Incentive Plan Proposal”);

3.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, granting the Board the right to amend the Company’s bylaws (the “Amendment to the Certificate of Incorporation Proposal”)

4.	To approve an amendment to the Company’s bylaws, eliminating the Board’s right to remove a director with or without cause (the “Amendment to Bylaws Proposal”)

5.	To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

6.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

We will also transact any other business that properly comes before the Meeting.

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How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1)       You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the Election of Directors Proposal;

•	for the Incentive Plan Proposal;

•	for the Amendment to the Certificate of Incorporation Proposal;

•	for the Amendment to Bylaws Proposal;

•	for the ratification of the appointment of the Auditor as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	according to the best judgment of either Mr. Raphael or Mr. Ben-David if a proposal comes up for a vote at the Meeting that is not on the proxy card.

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(2)       You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)       You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://mydario.investorroom.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Zvi Ben-David, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1, 2, 3 and 4 are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1, 2, 3 and 4 without your instructions.

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Our management believes that Proposal 5 is a “routine” matter for which brokers will have authority to vote your shares at the Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote your shares at the Meeting in relation to this matter. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares are voted at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the election of each of the Director Nominees. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Amendment to Certificate of Incorporation Proposal?

The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter, in person or by proxy, is required for approval of the Amendment to Certificate of Incorporation Proposal. Abstentions are considered present for purposes of establishing a quorum but will have the effect of a vote against the Amendment to Certificate of Incorporation. Broker non-votes will have the effect of a vote against the approval of the Amendment to Certificate of Incorporation Proposal.

How many votes are required to approve the Amendment to Bylaws Proposal?

The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders is required for approval of the Amendment to Bylaws Proposal. Abstentions are considered present for purposes of establishing a quorum but will have the effect of a vote against the Amendment to Bylaws Proposal. Broker non-votes will have the effect of a vote against the approval of the Amendment to Bylaws Proposal.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2021. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

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Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Secretary and Treasurer, Zvi Ben-David, at (646) 665-4667or by sending a letter to Mr. Ben-David at offices of the Company at 142 W. 57th St., 8th Floor, New York, NY 10019, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we have retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of $6,750 plus customary expenses.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1, 2, 3, 4 AND 5.

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PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2022 Annual Meeting of Stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees. Each of Messrs. Kamer and Shemmer, the Board and the nominating committee, mutually agreed that Messrs. Kamer and Shemmer would not be re-nominated as director nominees, and such decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Erez Raphael	47	Chief Executive Officer and Director
Zvi Ben David	60	Chief Financial Officer, Treasurer and Secretary
Dror Bacher	46	Chief Operating Officer
Richard Anderson	51	President and General Manager of North America
Oded Cohen	50	General Manager of MSK
Yoav Shaked	49	Chairman of the Board of Directors
Dennis Matheis	60	Director
Hila Karah	52	Director
Dennis M. McGrath	64	Director
Adam Stern	56	Director
Prof. Richard B. Stone	78	Director

Erez Raphael has served as our Chief Executive Officer since August 9, 2013 and as a director of our company since December 2013. Mr. Raphael served as Chairman of the Board of Directors from November 2014 to July 2018, and as a director from November 2014 to the present. He previously and until October 2012 served as our Vice President of Research and Development. Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development. Prior to joining us, from 2010 to 2012, Mr. Raphael served as Head of Business Operations for Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products. Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (Nasdaq:DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a B.A. in economics and business management from Haifa University. We believe Mr. Raphael is qualified to serve on our Board of Directors because of his extensive experience with technology companies and in sales and marketing.

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Zvi Ben David has served as our Chief Financial Officer, Treasurer and Secretary since January 7, 2015. Mr. Ben David has over 25 years of experience in corporate and international financial management, including at both publicly-listed and private companies. Since 2012, he has acted as an independent entrepreneur with, and investor in, various medical device ventures. From 2005 to 2012, Mr. Ben David served as the Chief Financial Officer of UltraShape Medical Ltd., a developer, manufacturer and marketer of innovative non-invasive technologies for fat cell destruction and body sculpting. While with UltraShape, he helped lead the company through $35 million in private financing, followed by the company’s merger with a Tel Aviv Stock Exchange company and ultimately the company’s sale to Syneron Medical Ltd. From 2000 to 2005, he served as Vice President and Chief Financial Officer of Given Imaging Ltd., where he was part of the management team that led that company’s 2001 initial public offering and 2004 follow-on offering, and served as a director of that company from its establishment in 1998 to 2000. From 1995 to June 2000, Mr. Ben David served as Vice President and Chief Financial Officer of RDC Rafael Development Corporation, one of Given Imaging Ltd.’s principal shareholders. From 1994 to 1995, Mr. Ben David served as manager of the finance division of Electrochemical Industries (Frutarom) Ltd., an Israeli company traded on the Tel-Aviv Stock Exchange and the American Stock Exchange, and from 1989 to 1993, Mr. Ben David served as the manager of that company’s economy and control department. From 1984 to 1988, Mr. Ben David worked at Avigosh & Kerbs, an accounting firm in Haifa, Israel. Mr. Ben David is a certified public accountant in Israel and holds a B.A. in economics and accounting from Haifa University.

Dror Bacher has served as our Chief Operating Officer since July 25, 2017. Mr. Bacher previously served as our Vice President of Research and Development as well as Vice President of Operations since 2013 where he worked on product development as well as building a scalable supply chain. Mr. Bacher has over 18 years of experience in various technological companies and his expertise includes product management, product development and business operations in multi-disciplinary environments. Between 2008 and 2013, Mr. Bacher Served in several leadership roles at Amdocs Limited (Nasdaq:DOX), including working as a part of the Chief Technology Office, managing enterprise development programs for a variety of software products associated with service delivery, as well as serving as head of process Prior to Amdocs, Mr. Bacher served in a senior role at Tower Semiconductor (Nasdaq:TSEM), the global specialty foundry leader for IC manufacturing, where he was responsible for business operations and commercialization expansion. Mr. Bacher holds a B.Sc. in computer science and an MBA degree from Haifa University.

Richard Anderson has served as our President and General Manager of North America since January 7, 2020. From November 2003 to December 2019, Mr. Anderson worked for Catasys, Inc. (Nasdaq: CATS), where he served as President and Chief Operating Officer from July 2008 to December 2019, and as a member of its board of directors from November 2003 to July 2019. Prior to Catasys, Inc., Mr. Anderson served as Senior Executive Vice President of Hythiam, Inc., a predecessor company of Catasys, Inc., from 2005 to 2008. From 1999 to 2005, he also served as Chief Financial Officer and Secretary of Clearant, Inc., a biotechnology company. Prior to Clearant, from 1999 to 2001, he served as the Chief Financial Officer and Managing Director of Intellect Capital Group, a venture consulting firm. Earlier in his career, Mr. Anderson was a Senior Manager/Director for PricewaterhouseCoopers. Mr. Anderson holds a B.A. in Business Economics from the University of California at Santa Barbara.

Oded Cohen has served as our General Manager of MSK since February 1, 2021. From May 2012 to February 2021, Mr. Cohen served as the founder and CEO of Upright and was Managing Director of Hire Pacific International from May 2006 to December 2014. Prior to HPI, Mr. Cohen served as Sales Director at Comverse from April 2001 to February 2006, and as Accelerator Manager from January 2000 to March 2001. Prior to the Accelerator, Mr. Cohen served as an Avionics Engineer at Elbit Systems. Ltd. Mr. Cohen holds a B.A. in Political Science and Government from the Haifa University, and an EMBA degree from Tel Aviv University.

Yoav Shaked has served as the Chairman of our Board of Directors since July 5, 2018. Since 2011, Mr. Shaked has served as a partner at Sequoia Capital, a leading global venture capital firm. In 2005, he co-founded Medpoint Ltd., a private medical device distribution company offering a wide range of medical products. Previously, he founded and served as Chief Executive Officer of Y-Med Inc. from May 2004 through November 2009, until its sale to C.R. Bard, Inc. After the sale of Y-Med Inc., Mr. Shaked served as the director of research at ThermopeutiX, a developer of innovative products for strokes and peripheral artery disease. Mr. Shaked currently serves on the board of directors of several biotechnology companies, including Endospan, Vibrant Gastro, B-Lite (G&G Biotechnology) and Orasis Pharmaceuticals, the latter of which he serves as Chairman of the Board. Mr. Shaked has a B.A. in biology from The Hebrew University of Jerusalem. We believe that Mr. Shaked is qualified to serve as Chairman of the Board because of his extensive experience both in biotechnology companies and in the venture capital realm.

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Hila Karah has been a director of our company since November 23, 2014. Ms. Karah is an independent business consultant and an investor in several high-tech, biotech and internet companies. From 2006 to 2013, she served as a partner and Chief Investment Officer of Eurotrust Ltd., a family office. From 2002 to 2005, she served as a research analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to that, Ms. Karah served as research analyst at Oracle Partners Ltd., a health care-focused hedge fund. Ms. Karah has served as a director in several private and public companies including Intec Pharma, since 2009 and Cyren Ltd since 2008. Ms. Karah holds a B.A. in Molecular and Cell Biology from the University of California, Berkeley, and studied at the University of California, Berkeley-University of California, San Francisco Joint Medical Program. We believe Ms. Karah is qualified to serve on our Board of Directors because of her experience as an investor in and advisor to high-tech, biotech and internet companies.

Dennis Matheis has been a director of our company since July 2, 2020. Mr. Matheis spent nearly 30 years in various senior leadership roles in health insurance and healthcare. Since October 2017, he has served as the President and Chief Executive Officer of Optima Health, Inc. and the Executive Vice President of Sentara Healthcare Plans, Inc. Prior to that, he spent 13 years in leadership roles at Anthem, Inc., serving as President of Central Region and Exchanges encompassing six states and representing $12 billion in annual revenue. Mr. Matheis also served in senior leadership roles at Anthem Blue Cross and Blue Shield of Missouri, CIGNA Healthcare and Humana Health Plan, as well as Advocate Health Care in Chicago. Mr. Matheis has a B.S. in Accounting from the University of Kentucky and practiced as a Certified Public Accountant before entering the healthcare industry. We believe that Mr. Matheis is qualified to serve on our Board of Directors because of his experience in the healthcare business.

Dennis M. McGrath has been a director of our company since November 12, 2013. Mr. McGrath is a seasoned medical device industry executive with extensive public company leadership experience possessing a broad range of skills in corporate finance, business development, corporate strategy, operations and administration. After an 18 year career at PhotoMedex, Inc. (Nasdaq: PHMD), he recently joined PAVmed, Inc (Nasdaq: PAVM, PAVMW) as the its Executive Vice President and Chief Financial Officer. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (Nasdaq: PHMD), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc. in December 2011, he also served as Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, and particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition to serving as a director of PhotoMedex, he serves as the audit chair and a director of several medical device companies, including Noninvasive Medical Technologies, Inc. and Cagent Vascular, LLC, and as an advisor to the board of an orphan drug company, Palvella Therapeutics, LLC. Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Trustees for Manor College and the Board of Visitors for Taylor University. We believe Mr. McGrath is qualified to serve on our Board of Directors because of his accounting expertise and his experiences serving as an officer and director of public and private companies.

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Adam Stern has been a director of our company since March 1, 2020. Mr. Stern, age 55, has been the head Private Equity Banking at Aegis Capital Corp. and CEO of SternAegis Ventures since 2012 and was a member of our board of directors between October 2011 and May 2014. Prior to Aegis, from 1997 to November 2012, he was with Spencer Trask Ventures, Inc., most recently as a Senior Managing Director, where he managed the structured finance group focusing primarily on the technology and life science sectors. Mr. Stern held increasingly responsible positions from 1989 to 1997 with Josephthal & Co., Inc., members of the New York Stock Exchange, where he served as Senior Vice President and Managing Director of Private Equity Marketing. He has been a FINRA licensed securities broker since 1987 and a General Securities Principal since 1991. Mr. Stern is a director of Aerami Therapeutics Holdings (formerly Dance Biopharm, Inc.), Matinas BioPharma Holdings, Inc. Adgero Biopharmaceuticals Holdings and Hydrofarm Holdings Group, Inc. Mr. Stern is a former director of InVivo Therapeutics Holdings Corp. (OTCQB: NVIV), Organovo Holdings, Inc. (NYSE MKT: ONVO) and PROLOR Biotech Ltd., which was sold to Opko Health, Inc. (NYSE: OPK) for approximately $600 million in 2013. Mr. Stern holds a Bachelor of Arts degree with honors from The University of South Florida in Tampa. We believe Mr. Stern is qualified to serve on our Board of Directors because of his experience in the capital markets, his experiences serving as a director of public and private companies and his experience with life sciences companies.

Prof. Richard B. Stone has been a director of our company since July 7, 2014. For more than twenty-five years, Prof. Stone has been active participant in early stage business enterprises as a director or investor, including technology and biotechnology companies. He currently serves on the board of directors of multiple technology companies, including Powermat, Espro-Accoustiguide Group, Wellsense Technologies, NanoX Imaging Plc, Illumigyn Ltd, Cardiologic Innovations, Quality Inflow Ltd., and Check-Cap. Since 1974, Prof. Stone has been a member of the faculty of Columbia Law School, where he held the Wilbur Friedman Chair in Tax Law for twenty years. In addition to basic and advanced tax courses, Prof. Stone has taught in the areas of contracts, business planning and real estate planning. Among other not-for-profit organizations he has been associated with, from 2011 to 2013, Prof. Stone served as Chairman of the Conference of Presidents of Major American Jewish Organizations. Prof. Stone began his career in 1967 in private practice in Washington, D.C, and thereafter joined the staff of the Solicitor General of the United States, where from 1969 to 1973 he was Assistant to the Solicitor General. He is a graduate of Harvard College and Harvard Law School. We believe Prof. Stone is qualified to serve on our Board of Directors because of his legal expertise and experience with life sciences companies.

In addition, pursuant to the terms of the placement agency agreement between us and Aegis Capital Corp. (“Aegis”), dated October 22, 2019, we granted Aegis the right to nominate an individual to the Board for a period of three years, which resulted in the appointment of Mr. Stern to serve on our Board.

Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Required Vote

The election of each of the Director Nominees requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock (voting together as a single class) represented in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 2

INCENTIVE PLAN PROPOSAL

On April 15, 2021, the Board, upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), unanimously approved an amendment to the 2020 Equity Incentive Plan (the “Plan Amendment”), subject to stockholder approval, for a one time increase of the number of shares of Common Stock authorized for issuance under the 2020 Equity Incentive Plan by 700,000 shares from 1,828,890 to 2,528,890

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the 2020 Equity Incentive Plan. Stockholders are being asked to approve the Plan Amendment.

Reasons for the Plan Amendment

The purpose of our 2020 Equity Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. In addition, we intend to use a significant part of the increased number of shares that may become available pursuant to the Plan Amendment to provide awards to our employees and consultants that we retained as part of our acquisition of Upright Technologies Ltd. and other potential acquisitions we may elect to pursue in 2021. We also intend to use part of the increased number of shares that may become available pursuant to the Plan Amendment to issue awards to board members, employees, consultants, advisors and service providers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Our Board believes that the number of shares of Common Stock subject to the 2020 Equity Incentive Plan remaining available is insufficient to achieve the purpose of the 2020 Equity Incentive Plan. Therefore, our Board believes the Plan Amendment is necessary to increase the number of shares of Common Stock available under the 2020 Equity Incentive Plan, which will allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to preserve our cash, to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2020 Equity Incentive Plan. This will provide us with the ability to grant more awards than are currently available under the 2020 Equity Incentive Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the 2020 Equity Incentive Plan consisting of full value awards, options to purchase shares of Common Stock and stock grants may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock that may be issued as awards under the 2020 Equity Incentive Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

Description of the 2020 Equity Incentive Plan

Shares Subject to the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan currently provides that the maximum number of shares of Common Stock reserved for grant of awards be computed as follows: (i) an initial amount of 900,000 shares of Common Stock and (ii) for each of the calendar years ending on December 31, 2021, December 31, 2022 and December 31, 2023, such amount shall be increased by an additional number of shares of Common Stock equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of the 2020 Equity Incentive Plan, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full.   The foregoing notwithstanding, the maximum number of shares that may be subject to incentive stock options (“ISOs”) granted under the 2020 Equity Incentive Plan shall be 2,000,000, subject to adjustment as provided in the 2020 Equity Incentive Plan. The total amount of Common Stock that may be granted under the 2020 Equity Incentive Plan to any single person in any calendar year may not exceed in the aggregate 1,000,000 shares. To the extent that an award granted under the 2020 Equity Incentive Plan lapses or is forfeited, the shares subject to such award will again become available for grant under the terms of the 2020 Equity Incentive Plan.

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As of the Record Date, 1,828,890 shares were available for future grants under the 2020 Equity Incentive Plan for the fiscal year ending December 31, 2021. If the proposal for the Plan Amendment is approved, then the maximum number of shares of Common Stock reserved for grant of awards under the 2020 Equity Incentive Plan for the fiscal year ending December 31, 2021 will be 2,528,890, with future increases for each of the calendar years ending on December 31, 2022 and December 31, 2023 as set forth in the 2020 Equity Incentive Plan.

Purpose and Eligible Individuals. The purpose of the 2020 Equity Incentive Plan is to retain the services of valued key employees, directors and consultants of ours and its affiliates, thereby strengthening their incentive to achieve the objectives of our stockholders, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Compensation Committee. In addition, we intend to use part of the increased number of shares available under the 2020 Equity Incentive Plan to issue awards to board members, employees, consultants, advisors and service providers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Finally, we believe we will need to issue equity incentive to potential new employees in the coming fiscal years as we ramp up our Business-to-Business-to-Consumer go-to market strategy. Under the 2020 Equity Incentive Plan, awards may be granted to our officers, directors, employees and consultants or to our affiliates (each, a “Participant”).

Administration. The Board has the authority to administer the 2020 Equity Incentive Plan or may delegate administration of the 2020 Equity Incentive Plan to a committee of not less than two outside members of the Board, and/or not less than two (2) non-employee directors, in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or the rules of the applicable trading market on which the Common Stock is then traded. Our Board has delegated its administrative powers to administer the 2020 Equity Incentive Plan to our Compensation Committee. As such, our Compensation Committee has the power, among other things, to (a) determine terms and conditions of any option or stock right granted, including the exercise price and the vesting schedule, (b) select persons who are to receive options, (c) interpret the 2020 Equity Incentive Plan and prescribe rules and regulations for its administration and (d) delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the 2020 Equity Incentive Plan, as may be adopted from time to time by the Board.

Stock Options. The Compensation Committee may grant ISOs, nonqualified stock options or options under Section 102 or 3(i) of the Israeli Tax Ordinance (New Version) 1961 (“OTI”) (collectively referred to as “Options”). The Compensation Committee determines the number of shares of Common Stock subject to each Option, provided that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The Compensation Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten years following the grant date thereof. A ten percent stockholder of the Company shall not be granted an ISO unless the exercise price of such ISO is at least 110% of the fair market value of the Common Stock at the date of grant and such ISO is not exercisable after the expiration of five years from the date of grant. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the Option is granted.

The Compensation Committee, in its discretion, may provide the vesting terms of any Option. The vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

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The exercise price of an Option may be paid in any form or method authorized by the Board and permitted by the option agreement and 2020 Equity Incentive Plan.

ISOs granted under the 2020 Equity Incentive Plan and the rights and privileges conferred by the 2020 Equity Incentive Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution. Nonqualified stock options shall be not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or as otherwise provided in the option agreement.

Restricted Stock. The Compensation Committee may award shares of Common Stock to a Participant subject to such conditions and restrictions as the Compensation Committee may determine. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the Participant ceases to provide services to us or any of our affiliates thereof before a stated time.

The period of restriction, the number of shares of restricted stock granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an award agreement.

After all conditions and restrictions applicable to restricted shares have been satisfied or have lapsed, shares of restricted stock will become freely transferable, as determined by the Compensation Committee and stated in the award agreement.

The Compensation Committee may make a stock award without any restrictions.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Stock, appropriate adjustments shall be made in the exercise price, the purchase price, if any, and number of outstanding awards. In the case of a change of control (as defined in the 2020 Equity Incentive Plan), such as a merger, acquisitive transaction, reorganization, liquidation or other transaction (a “Major Transaction”) that does alter such proportionate ownership, vested awards generally may be exercised before such transaction and persons owning Common Stock as a result of awards made under the 2020 Equity Incentive Plan will participate on the same basis as other owners of Common Stock. Alternatively, the Board may determine in the case of a Major Transaction that awards will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity or shall be assumed by the surviving or acquiring corporation (in accordance, as applicable, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or Section 424 of the Code). The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction. The 2020 Equity Incentive Plan also provides that Awards may be liquidated for a cash payment.

Further Amendments to the 2020 Equity Incentive Plan. The Board or the Compensation Committee may, at any time, modify, amend or terminate the 2020 Equity Incentive Plan or modify or amend awards granted under the 2020 Equity Incentive Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Compensation Committee may not, without approval of our stockholders: (1) increase the total number of shares covered by the 2020 Equity Incentive Plan, except by adjustments upon certain changes in capitalization; (2) change the aggregate number of shares of Common Stock that may be issued to any single person; (3) change the class of persons eligible to receive awards under the 2020 Equity Incentive Plan; or (4) make other changes in the 2020 Equity Incentive Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which our shares of Common Stock are traded). Except as otherwise provided in the 2020 Equity Incentive Plan or an Award agreement, no amendment will adversely affect outstanding awards without the consent of the participant. Any termination of the 2020 Equity Incentive Plan will not terminate awards then outstanding, without the consent of the participant.

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Term of the 2020 Equity Incentive Plan. Unless sooner terminated by the Board, the 2020 Equity Incentive Plan will terminate on the day prior to the tenth anniversary of its adoption by the Board, or September 2, 2030. No award may be granted after such termination or during any suspension of the 2020 Equity Incentive Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of awards is general and does not purport to be complete.

Incentive Stock Options

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the Option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but we may be entitled to a tax deduction if the participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.

Nonqualified Stock Options

A participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income (subject to employment taxes and withholding) when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Restricted Stock below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. An additional 3.8% Medicare tax may be due with respect to net investment income, including capital gains from the disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

We receive no tax deduction on the grant of a nonqualified stock option, but may be entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the Option, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, in the same amount as the income recognized by the participant.

Stock Grants

With respect to stock grants under our 2020 Equity Incentive Plan that are made without any restrictions, a participant generally recognizes ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any). We generally will be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a participant, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code.

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). An additional 3.8% Medicare tax may be due with respect to net investment income, including capital gains from the disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

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Restricted Stock

If stock is awarded subject to restrictions, a participant generally will not recognize income at the time of the award, but will instead recognize ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse.

A participant may elect to be taxed at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares, the participant would not be entitled to any tax deduction for the amount of previously recognized ordinary compensation income (he or she will be entitled to a capital loss for the amount paid (if any) for the shares). The participant must file a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares.

We generally will be entitled to a deduction at the time, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, and in an amount equal to, the ordinary compensation income is recognized by the participant.

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). An additional 3.8% Medicare tax may be due with respect to net investment income, including capital gains from the disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

Dividends

A participant will generally not receive the benefit of dividends prior to the exercise of an option. Unless an election under Section 83(b) of the Code has been made, the full amount of dividends or other distributions of property made with respect to stock awards before the lapse of any applicable restrictions (Restricted Stock) will constitute ordinary compensation income, and we are generally entitled to a deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, at the same time and in the same amount as the income is realized by the participant.

Section 162(m) of the Code

Historically, and as a result of Section 162(m) of the Code, the Company’s deduction for certain equity awards was limited to the extent that the Chief Executive Officer and the three other most highly compensated executive officers, but not including our principal financial officer received compensation in excess of $1 million a year (other than performance-based compensation that otherwise met the requirements of Section 162(m) of the Code). In the case of options, the performance-based exception was satisfied if, in addition to other requirements, the plan under which the options are granted was approved by stockholders, the grants were made by a committee of outside directors and the amount of compensation a person can receive was based solely on an increase in the value of the stock after grant.

The Tax Cuts and Jobs Act of 2017 (the “TCJA”) modified the group of individuals to whom payments of compensation in excess of $1,000,000 paid in any year is not deductible to generally include to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if not included in that group for the year. It also eliminated after 2017 the performance-based compensation exception, which may have applied to one or more of our outstanding options or other forms of equity award. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

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Israeli Tax Treatment. The following is a summary of the Israeli income tax consequences of certain transactions under the 2020 Equity Incentive Plan with regard to the granting of awards to Israeli participants. It is general and does not purport to be comprehensive.

Generally, the 2020 Equity Incentive Plan provides for the granting of awards to employees, directors and consultants under either Section 102 or Section 3(i) of the ITO. The awards granted under the 2020 Equity Incentive Plan to employees and officeholders, who are not controlling shareholders (as defined in the ITO) are subject to the “capital gains tax route” under Section 102 of the ITO (the “Capital Gains Tax Route”), and the awards granted to participants in the 2020 Equity Incentive Plan who do not qualify to receive awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such awards (or shares issued upon their exercise or shares in case restricted stock was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the awards is less than the fair market value of the underlying shares at the time of grant of the awards (calculated as the average value of a company's shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the award holder, taxed at the applicable marginal tax rate (up to 50% in 2016) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of awards according to the Capital Gains Tax Route are not met, the benefit attributed to the award holder as a result of the grant of such awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted stock or the shares issued upon exercise of awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the award holder upon sale of the shares underlying the awards (except for such amount that will be deemed ordinary income of the award holder as explained above). Our Israeli subsidiary will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of an award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation).

2012 Plan and Other Equity Compensation Arrangements

In addition to the 2020 Equity Incentive Plan, we also maintain the Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”). Under the 2012 Plan, Awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Pursuant to the 2012 Plan, the total number of shares of Common Stock authorized for issuance thereunder may not exceed 1,968,650. As of April 15, 2021, no shares of our common stock were still available for future grant under the 2012 Plan. We may issue awards under the 2012 Plan up to the amount available under the 2012 Plan.

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The following table provides information as of December 31, 2020, with respect to options outstanding under the 2012 Plan and the Company’s other equity compensation arrangements.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	740,650	$17.53	904,795
Equity compensation plans not approved by security holders (1)	607	$2,522.91	-
Equity compensation plans not approved by security holders (2)	213	$2,502.00	-
Equity compensation plans not approved by security holders (3)	1,966	$115.20	-
Equity compensation plans not approved by security holders (4)	139	$140.40	-
Equity compensation plans not approved by security holders (5)	180,000	$8.41
Equity compensation plans not approved by security holders (6)	50,000	$5.75
Total	973,575		904,795

(1)	In March 2013, our Board adopted a non-employee director’s remuneration policy.

(2)	On May 2014, our Board approved the grant of non-plan options to the Company’s Scientific Advisory Board (“SAB”). These options have an exercise price of $2,502.00 vest in 4 quarterly installments in arrears, have a cashless exercise feature and a ten-year term.

(3)	In September 2015, our Board approved the grant of non-plan options to our Board members and members of our SAB. These options have an exercise price of $115.20 per share, one-third vesting immediately and the balance vest over 8 quarterly installments, have a cashless exercise feature and a six-year term.

(4)	In December 2015, our Board approved the grant of non-plan options to a member of the SAB. The options to the SAB member have an exercise price of $140.40 per share, and vest over a three-year period. One third vest after one year and the balance vest over 8 quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term.

(5)	In January 2020, our Board approved the grant of non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired President and General Manager for North America. The options have an exercise price of $8.41 per share. 90,000 options are time based and vest over a three-year period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term. An additional 90,000 options are performance based, and vest over a three-year period. One third vest after one year and the balance vest over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term. 22,500 options will commence vesting every calendar year for the next four years, commencing in 2021, and only if certain performance milestones were met in the immediately preceding year.

(6)	In March 2020, our Board approved the grant of non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Chief Medical Officer. The options have an exercise price of $5.75 per share, and vest over a three-year period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term.

Required Vote

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock and Preferred Stock (voting together as a single class) represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

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Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

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PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION PROPOSAL

Our Board has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation, as amended, and thereby authorize the Board to make, alter or repeal any provision of the Bylaws, subject to the power of the stockholders of the Company to alter or repeal any bylaw, whether adopted by them or otherwise. Pursuant to the General Corporation Law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The proposed amendment to the Certificate of Incorporation, as amended, would allow the Board to amend the Bylaws, without the approval of stockholders, by the majority of votes of the directors then in office. The form of amendment to our Certificate of Incorporation to effect this amendment to our Certificate of Incorporation, as amended, is attached as Annex B to this proxy statement.

The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock (voting together as a single class) entitled to vote on such matter, in person or by proxy, is required for approval of the Amendment to the Certificate of Incorporation Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Amendment to the Certificate of Incorporation Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION PROPOSAL.

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PROPOSAL 4

AMENDMENT TO BYLAWS PROPOSAL

Summary of Bylaw Amendment and Background

We are asking our stockholders to approve an amendment to our Bylaws which will eliminate the right of our directors to remove a director with or without cause by the majority of votes of the directors then in office. Currently, Article 3, Section 3.3 of our Bylaws provides that our stockholders may only remove a director for cause upon the vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders. The Board believes that as a matter of effective corporate governance and to support our stockholders’ rights, the Bylaws should be amended to permit stockholders to remove a director with or without cause with a simple majority. As a result, the Board determined that such an amendment is in the best interests of the Company and its stockholders and the Board has unanimously adopted a resolution approving and declaring advisable the amendment described in this Proposal 4.

Proposed Amendment to Bylaws

Article 3, Section 3.3 of our existing Bylaws would be amended to clarify that only our stockholders will have the right to remove a director with or without cause by a vote of the majority of the stockholders entitled to vote at a meeting of the stockholders.

Required Vote

The amendment described in this Proposal 4 will not become effective unless approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders. If this Proposal 4 is adopted, the proposed Bylaws amendment will be effective immediately following the Annual Meeting. If this Proposal 4 is not approved, Article 3, Section 3.3 of our existing Bylaws will not be amended. Abstentions are considered present for purposes of establishing a quorum but will the effect of a vote against the approval of the Amendment to Bylaws Proposal. Broker non-votes will also have the effect of a vote against the approval of the Amendment to Bylaws Proposal.

The description of the proposed amendment to our Bylaws set forth in this Proposal 4 is only a summary and is qualified in its entirety by reference to the full text of Amendment No. 1 to DarioHealth Corp.’s Bylaws, a copy of which is provided in Annex C to this Proxy Statement, with additions of text indicated by underlining and deletions of text indicated by strike-outs.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO BYLAWS PROPOSAL.

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PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

On April 11, 2021, the Audit Committee of the Board appointed the firm of Kost Forer Gabbay & Kasierer to serve as our independent auditors for our fiscal year ending December 31, 2021. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Board’s Audit Committee (the “Audit Committee”) is directly responsible for appointing our independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2022. The Auditor has been our auditor since June 22, 2012. A representative of the Auditor is not expected to be present at the Meeting.

The following table sets forth fees billed to us by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, during the fiscal years ended December 31, 2020 and December 31, 2019 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	December 31, 2020	December 31, 2019
Audit Fees	$111,000	$96,000
Audited Related Fees	$-	$-
Tax Fees (1)	$15,000	$9,000
All Other Fees (2)	$43,500	$44,000
Total	$169,500	$149,000

(1)	Consists of fees relating to our tax compliance and tax planning.

(2)	Consists of fees relating to our private placements and public offering.

Audit Committee Policies

The Audit Committee of our Board is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by the independent auditors (including the fees and other terms thereof), subject to the de minimis exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the Board prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimus exceptions. The audit, tax and non-audit services provided by the Auditor in 2019 and 2020 set forth above were pre-approved by our Audit Committee.

Required Vote

The affirmative vote of a majority of the shares of Common Stock and Preferred Stock (voting together as a single class) represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2021. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

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CORPORATE GOVERNANCE

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board determined that Prof. Stone, Messrs. Shaked, Matheis, McGrath and Ms. Karah are “independent directors” as defined in the Nasdaq Listing Rules and Rule 10A-3 promulgated under the Exchange Act.

Meetings of the Board

Our Board met in telephonically 10 times during the fiscal year ended December 31, 2020 and also acted by unanimous written consent on 8 occasions. Each member of our then current Board was present for at least 87% percent or more of the Board meetings held.

Board Committees

Our Board has established three standing committees: Audit, Compensation, and Nomination and Corporate Governance.

Audit Committee

Our Audit Committee is comprised of Messrs. McGrath and Shaked and Prof. Stone, each of whom is an independent director. Mr. McGrath is the Chairman of the Audit Committee. Mr. McGrath is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee charter is available on our website at www.mydario.com under the Investors / Governance section. The Audit Committee:

•   evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

•   approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

•   monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•   reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

•   oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board.

The Audit Committee met telephonically on 4 occasions during the fiscal year ended December 31, 2020 and also acted by unanimous written consent on 7 occasions. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time each director served as a member of the committee.

Compensation Committee

Our Compensation Committee is comprised of Messrs. McGrath and Shaked and Ms. Karah. Mr. McGrath is the Chairman of the Compensation Committee.

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The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions. The Compensation Committee charter is available on our website at www.mydario.com under the Investors /Governance section.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

The Compensation Committee met telephonically on 1 occasion during the fiscal year ended December 31, 2020 and acted by unanimous written consent on 21 occasions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised of Prof. Stone and Mr. Shaked. Prof. Stone is the Chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our company. The Nominating and Corporate Governance Committee operates under a written charter, which will be reviewed and evaluated at least annually.

For the fiscal year ended December 31, 2020, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a stockholders who satisfy the notice, information and consent provisions set forth in the Company’s Bylaws. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the procedures described in the Company’s Bylaws. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals” below in this Proxy Statement.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nomination and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

The Nomination and Corporate Governance Committee acted by unanimous written consent on 1 occasion during the fiscal year ended December 31, 2020.

Each of the nominees for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.

Board Leadership Structure and Role in Risk Oversight

Our Board’s, including our Audit and Compensation Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each Committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through Committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

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The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Code of Ethics

On March 5, 2013, our Board adopted a Code of Business Conduct and Ethics which is available on our internet website at https://dariohealth.investorroom.com/CorporateGovernance.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: DarioHealth Corp., at 142 W. 57th St., 8th Floor, New York, NY 10019, Israel, Attention: Zvi Ben David. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Attendance at Special and Annual Stockholder Meetings

We encourage our directors to attend our special and annual stockholders meetings. Mr. Erez Raphael, our Chief Executive Officer and Zvi Ben David, our Chief Financial Officer, Secretary and Treasurer, attended our last annual stockholder meeting.

Executive Compensation

The following table summarizes compensation of our named executive officers, as of December 31, 2020 and 2019.

Summary Compensation Table

											Option			Non-equity	Non- qualified	All Other
Name and											Awards			incentive plan	incentive plan	Compensation			Total
Principal Position	Year	Salary ($)*			Bonus ($)			Stock Awards			($)**			compensation	compensation	($)			($)
Erez Raphael (Chief Executive Officer)	2020 2019	$ $	284,062 249,094	(1) (1)	$ $	251,313 361,164	(2) (2)	$ $	2,484,049 660,819	(3) (3)	$ $					$ $	130,482 111,120	(4) (4)	$ $	3,149,906 1,382,197

Zvi Ben David (Chief Financial Officer)	2020 2019	$ $	137,202 133,172	(5) (5)				$ $	559,112 120,294	(6) (6)	$ $	172,221	(7)			$ $	33,446 42,128	(8) (8)	$ $	901,981 295,594

Dror Bacher (Chief Operating Officer)	2020 2019	$ $	181,917 153,759	(9) (9)	$ $	28,882	(10)	$ $	463,874 67,929	(11) (11)	$ $	177,401	(12)			$ $	66,712 66,796	(13) (13)	$ $	889,905 317,366

Richard Anderson (President and General Manager of North America)	2020		$308,098	(14)		100,000	(15)		$163,433	(16)		$479,160	(17)				$16,328	(18)		$1,067,019

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*	Certain compensation paid by the company is denominated in New Israeli Shekel (or the NIS). Such compensation is calculated for purposes of this table based on the annual average currency exchange for such period.

**	Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal years ended December 31, 2020 and December 31, 2019, computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718 “Compensation-Stock Compensation,” or ASC 718. Assumptions used in accordance with ASC 718 are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(1)	In accordance with his second amendment to the employment agreement with our company effective August 11, 2013, Mr. Raphael was entitled to a monthly salary of NIS 44,000, commencing April 1, 2016, his monthly salary was increased to NIS 80,000 (approximately $24,691 per month). On June 1, 2018, his monthly salary was increased to NIS 134,167 (approximately $41,410). During 2019 and 2020, Mr. Raphael agreed to a waiver of 45% and 36.4% of his cash salary according to our salary program (see further details in “Employment and Related Agreements” below).

(2)	On June 2019, Mr. Raphael was paid a bonus of $110,006 for his performance during 2018 and on December 2019 Mr. Raphael was paid a bonus of $251,157 for the successful completion of the December 2019 Private Placement. On September 2020, Mr. Raphael was paid a bonus of $251,313 for the successful completion of the July 2020 private placement.

(3)	On January 27, 2019, Mr. Raphael was granted 3,098 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2019. On July 9, 2019, Mr. Raphael was granted 10,749 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to September 2019. On December 23, 2019, Mr. Raphael was granted 15,454 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2019. On April 29, 2019, Mr. Raphael was granted 20,379 shares of our common stock under our 2012 Equity Incentive Plan, and 4,472 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus, in lieu of cash, for the 2018 achievements of the Company.

On January 28, 2020, Mr. Raphael was granted 15,602 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2020. On April 3, 2020, Mr. Raphael was granted 15,146 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to June 2020. On July 20, 2020, Mr. Raphael was granted 15,593 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from July to September 2020. On October 16, 2020, Mr. Raphael was granted 2,127 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2020, and 5,060 shares of our common stock under our 2012 Equity Incentive plan against an additional cash waiver during the period April – July 2020. On February 12, 2020, Mr. Raphael was granted 351,546 shares of our common stock under our 2012 Equity Incentive Plan.

(4)	In addition to his salary, Mr. Raphael is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

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(5)	In accordance with his employment agreement with our company effective January 8, 2015, Mr. Ben David was initially entitled to a monthly salary and additional compensation (excluding social benefits under applicable Israeli law) of NIS 31,200 (approximately $9,630) for providing eighty percent of his working time to our company. Beginning on March 1, 2015, Mr. Ben David began working for us on a full-time basis pursuant to the terms of his employment agreement at which point Mr. Ben David’s salary was increased to NIS 39,000 (approximately $12,037 per month, commencing April 1, 2016, his monthly salary was updated to NIS 60,000 (approximately $18,519), and commencing June 1, 2018, his monthly salary was updated to NIS 67,200 (approximately $20,741). During 2019 and 2020, Mr. Ben David agreed to a waiver of 42% of his cash salary according to our salary program (see further details in “Employment and Related Agreements” below).

(6)	On January 27, 2019, Mr. Ben David was granted 1,447 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2019. On July 9, 2019, Mr. Ben David was granted 5,021 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to September 2019. On December 23, 2019 Mr. Ben David was granted 7,218 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2019. On April 29, 2019, Mr. Ben David was granted 4,889 shares of our common stock under our 2012 Equity Incentive Plan, and 2,074 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus, in lieu of cash, for the 2018 achievements of the Company.

On January 28, 2020, Mr. Ben David was granted 7,287 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2020. On April 3, 2020, Mr. Ben David was granted 7,074 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to June 2020. On July 20, 2020, Mr. Ben David was granted 7,283 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from July to September 2020. On October 16, 2020 Mr. Ben David was granted 4,235 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2020, and 2,006 shares of our common stock under our 2012 Equity Incentive plan against an additional cash waiver during the period of April through July 2020. On February 12, 2020, Mr. Ben David was granted 45,000 shares of our common stock under our 2012 Equity Incentive Plan. On September 9, 2020, Mr. Ben David was granted 10,000 shares of our common stock under our 2012 Equity Incentive Plan.

(7)	On February 12, 2020, Mr. Ben David was granted 27,827 options to purchase shares of our common stock under our 2012 Equity Incentive Plan, at an exercise price of $7.736 per share.

(8)	In addition to his salary, Mr. Ben David is entitled to receive a mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(9)	In accordance with his second amendment to the employment agreement with our company effective April 2016, Mr. Bacher was entitled to a monthly salary of NIS 48,000 (approximately $14,815 per month), commencing July 1, 2017, Mr. Dror was appointed as our Chief Operating Officer and his monthly salary was increased to NIS 55,000 (approximately $16,975 per month) and commencing June 1, 2018 his monthly salary was increased to NIS 61,490 (approximately $18,978 per month). During 2019 and 2020, Mr. Bacher agreed to a waiver of 26% and 10.6% of his cash salary respectively, according to our salary program (see further details in “Employment and Related Agreements” below).

(10)	In June 2019, Mr. Bacher was paid a bonus of $28,882 for his performance during 2018.

(11)	On January 27, 2019, Mr. Bacher was granted 918 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2019. On July 9, 2019, Mr. Bacher was granted 3,186 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to September 2019. On December 23, 2019, Mr. Bacher was granted 2,633 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2019. On April 29, 2019, Mr. Bacher was granted 4,102 shares of our common stock under our 2012 Equity Incentive Plan, and 587 shares of our common stock under our 2012 Equity Incentive Plan, as a bonus, in lieu of cash, for the 2018 achievements of the Company.

On January 28, 2020, Mr. Bacher was granted 1,677 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from January to March 2020. On April 3, 2020, Mr. Bacher was granted 1,628 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from April to June 2020. On July 20, 2020, Mr. Bacher was granted 1,676 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from July to September 2020. On October 16, 2020, Mr. Bacher was granted 974 shares of our common stock under our 2012 Equity Incentive plan against waiver of cash salary for the period from October to December 2020, and 3,772 shares of our common stock under our 2012 Equity Incentive plan against an additional cash waiver during the period from April through July 2020. On February 12, 2020, Mr. Bacher was granted 45,000 shares of our common stock under our 2012 Equity Incentive Plan. On September 9, 2020, Mr. Bacher was granted 10,000 shares of our common stock under our 2012 Equity Incentive Plan.

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(12)	On February 12, 2020, Mr. Bacher was granted 28,664 options to purchase shares of our common stock under our 2012 Equity Incentive Plan, at an exercise price of $7.736 per share.

(13)	In addition to his salary, Mr. Bacher is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(14)	In accordance with his employment agreement, effective in January 2020, Mr. Anderson was entitled to a monthly salary of $27,916.67.

(15)	On September 2020, Mr. Anderson was paid a bonus of $100,000 for the successful completion of the July 2020 private placement.

(16)	On October 16, 2020, Mr. Anderson was granted 5,182 shares of our common stock under our 2012 Equity Incentive plan against a cash salary waiver during the period from April through July 2020. On September 9, 2020, Mr. Anderson was granted 10,000 shares of our common stock under our 2012 Equity Incentive Plan.

(17)	On January 30, 2020, Mr. Anderson was granted 90,000 options to purchase shares of our common stock as an inducement grant pursuant to Nasdaq Listing Rule 5635 (c)(4), at an exercise price of $8.41 per share.

(18)	In addition to his salary, Mr. Anderson is entitled to participate in any and other benefit plans and programs that the Company may offer to its employees from time to time according to the terms of such plans and the Company’s practices and policies as well as reimbursements for expenses accrued. These benefits are included as part of his “All Other Compensation.”

All compensation awarded to our executive officers was independently reviewed by our Compensation Committee.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Erez Raphael, Chief Executive Officer and a Member of the Board of Directors – On August 30, 2013, LabStyle Innovation Ltd., our Israeli subsidiary, entered into an amendment to a Personal Employment Agreement with Mr. Raphael in connection with his August 2013 appointment as our President and Chief Executive Officer. Pursuant to the terms of his employment agreement as amended, Mr. Raphael is entitled to a monthly salary of NIS 134,167 (approximately $37,730 per month). During 2018 and 2019, Mr. Raphael agreed to a waiver of 45% of his cash salary according to our salary program pursuant to which Mr. Raphael received compensation shares of restricted common stock as consideration for cash salary waived.

On July 25, 2017, we, through our Israeli subsidiary, LabStyle Innovation Ltd., executed an Amended and Restated Employment Agreement with Mr. Raphael. Pursuant to the agreement, Mr. Raphael kept his monthly salary and shall be eligible for an annual bonus equal to up to 60% of his annual base salary. Mr. Raphael’s employment agreement expires on December 31, 2020. In the event Mr. Raphael’s employment agreement is terminated by us at will, by Mr. Raphael for good reason as provided thereby, or in conjunction with a change of control, Mr. Raphael shall be entitled to receive 24 months base salary and severance payment pursuant to applicable Israeli severance law, provided, however, that in the event such termination occurs during the final year of the term, or within the last 6 months of a renewal period of the term, Mr. Raphael shall be entitled to receive 12 months base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Raphael will only be entitled to a severance pay under applicable Israeli severance law. Mr. Raphael’s employment agreement also includes a one-year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and car and mobile phone allowances. On February 12, 2020, we extended the term of Mr. Raphael’s employment to expire on December 31, 2022.

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On January 27, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 3,098 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $61,969 in salary otherwise payable to Mr. Raphael from January to March 2019.

On July 9, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 10,749 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $128,972 of salary otherwise payable to Mr. Raphael from April to September 2019.

On December 23, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 15,454 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $66,610 of salary otherwise payable to Mr. Raphael from October to December 2019.

On January 28, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 15,602 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $67,247 of salary otherwise payable to Mr. Raphael from January to March 2020.

On April 3, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 15,146 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $65,280 of salary otherwise payable to Mr. Raphael from April to June 2020.

On July 20, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 15,593 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $67,208 of salary otherwise payable to Mr. Raphael from July to September 2020.

On October 16, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Raphael of 2,127 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $15,894 of salary otherwise payable to Mr. Raphael from October to December 2020, and 5,060 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $21,809 of salary otherwise payable to Mr. Raphael from April to July 2020.

On April 7, 2021, the Compensation Committee of our Board of Directors approved an increase of Mr. Raphael’s annual salary by $12,000 in the aggregate and increased his target bonus to 75% of his annual base salary.

Zvi Ben David, Chief Financial Officer, Treasurer and Secretary – On January 8, 2015, LabStyle Innovation Ltd., our Israeli subsidiary, entered into a Personal Employment Agreement with Mr. Ben David. Pursuant to his employment agreement, Mr. Ben David was initially entitled to a monthly salary and additional compensation (excluding social benefits under applicable Israeli law) of NIS 31,200 (approximately $8,774) for providing eighty percent of his working time to our company. Beginning on March 1, 2015, Mr. Ben David began working for us on a full-time basis pursuant to the terms of his employment agreement at which point Mr. Ben David’s salary was increased to NIS 39,000 (approximately $10,967). Commencing April 1, 2016, Mr. Ben David’s Salary was updated to NIS 60,000 (approximately $16,873) per month and commencing June 1, 2018, his monthly salary was updated to NIS 67,200 (approximately $18,898). During 2018 and 2019, Mr. Ben David agreed to a waiver of 39% and 42% respectively of his cash salary according to our salary program pursuant to which Mr. Ben David received compensation shares of restricted common stock as consideration for cash salary waived.

Mr. Ben David's employment agreement may be terminated by either party at will upon 90 days prior written notice or terminated by us for cause, as defined under the employment agreement. In the event the employment agreement is terminated by us at will, Mr. Ben David shall be entitled to receive 90 days of severance plus any required severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Ben David will only be entitled to a severance pay under applicable Israeli severance law. The employment agreement also includes a twelve-month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions to the company. Under the terms of the employment agreement, Mr. Ben David is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and mobile phone allowances.

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On January 27, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 1,447 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $28,944 of salary otherwise payable to Mr. Ben David from January to March 2019.

On July 9, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 5,021 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $60,238 of salary otherwise payable to Mr. Ben David from April to September 2019.

On December 23, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 7,218 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $31,111 of salary otherwise payable to Mr. Ben David from October to December 2019.

On January 28, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 7,287 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $31,409 of salary otherwise payable to Mr. Ben David from January to March 2020.

On April 3, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 7,074 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $30,490 of salary otherwise payable to Mr. Ben David from April to June 2020.

On July 20, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 7,283 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $31,391 of salary otherwise payable to Mr. Ben David from July to September 2020.

On October 16, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Ben David of 4,235 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $31,638 of salary otherwise payable to Mr. Ben David from October to December 2020, and 2,006 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $8,645 of salary otherwise payable to Mr. Ben David from April to July 2020.

On April 7, 2021, the Compensation Committee of our Board of Directors approved an increase of Mr. Ben-David’s annual salary by $27,000 in the aggregate and increased his target bonus to 40% of his annual base salary.

Dror Bacher, Chief Operating Officer – On August 30, 2013, LabStyle Innovation Ltd., our Israeli subsidiary, entered into an employment agreement with Mr. Bacher, pursuant to which Mr. Bacher receives an annual base salary of NIS 55,000 (approximately $15,467), effective as of July 2017, and commencing June 1, 2018 his monthly salary was increased to NIS 61,490 (approximately $17,292 per month). Pursuant to Mr. Bacher’s existing personal employment agreement as amended, either Mr. Bacher or we may terminate his employment agreement upon four months’ notice, provided, however, that in the event of a termination for cause, Mr. Bacher’s employment may be terminated immediately. Mr. Bacher’s employment agreement also includes a twelve (12) month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of Mr. Bacher’s employment agreement, Mr. Bacher is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life, and disability insurance and car and mobile phone allowances. In addition, in conjunction with his appointment as Chief Operating Officer, we issued Mr. Bacher 500 shares of common stock, and 500 options that will vest in 12 equal quarterly installments over a three-year period with an exercise price of $49.20 per share, all issued pursuant to the Registrant’s Amended and Restated 2012 Equity Incentive Plan.

On January 27, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 918 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $18,362 of salary otherwise payable to Mr. Bacher from January to March 2019.

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On July 9, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 3,186 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $38,215 of salary otherwise payable to Mr. Bacher from April to September 2019.

On December 23, 2019, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 2,633 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $11,352 of salary otherwise payable to Mr. Bacher from October to December 2019.

On January 28, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 1,677 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $7,228 of salary otherwise payable to Mr. Bacher from January to March 2020.

On April 3, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 1,628 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $7,017 of salary otherwise payable to Mr. Bacher from April to June 2020.

On July 20, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 1,676 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $7,224 of salary otherwise payable to Mr. Bacher from July to September 2020.

On October 16, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Bacher of 974 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $7,281 of salary otherwise payable to Mr. Bacher from October to December 2020, and 3,772 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $16,256 of salary otherwise payable to Mr. Bacher from April to July 2020.

On April 7, 2021, the Compensation Committee of our Board of Directors approved an increase of Mr. Bacher’s annual salary by $27,000 in the aggregate and increased his target bonus to 40% of his annual base salary.

Richard Anderson, President and General Manager of North America – On January 7, 2020, we appointed Mr. Anderson as our President and General Manager of North America. In connection with Mr. Anderson’s appointment, the Company agreed to pay Mr. Anderson an annual base salary of $335,000. Mr. Anderson shall also be subject to a six-month non-competition and one-year non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Mr. Anderson will also be entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave. In addition, Mr. Anderson will be entitled to receive an annual incentive bonus of up to $250,000, subject to certain milestones and performance targets. In addition, and in conjunction with his appointment as President and General Manager of North America, the Company agreed to issue Mr. Anderson a stock option to purchase up to 90,000 shares of common stock at an exercise price of $8.41 per share, subject to vesting. Mr. Anderson was also issued a stock option to purchase up to 90,000 shares of common stock at an exercise price of $8.41 per share, subject to vesting and the achievement of certain business revenue targets. In that regard, Mr. Anderson’s option will vest as follows: (i) 22,500 shares shall vest following fiscal year 2020 if our business-to-business revenues reach or exceed $6 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2020 will reach at least $11 million in the aggregate; (ii) 22,500 shares shall vest following fiscal year 2021 if our business-to-business revenues reach or exceed $15 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2021 will reach at least $19.5 million in the aggregate; (iii) 22,500 shares shall vest following fiscal year 2022 if our business-to-business revenues reach or exceed $40 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2022 will reach at least $38 million in the aggregate; and (iv) 22,500 shares shall vest following fiscal year 2023 if our business-to-business revenues reach or exceed $80 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2023 will reach at least $62 million in the aggregate.

On October 16, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Anderson of 5,182 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of the waiver of $23,333 of salary otherwise payable to Mr. Anderson from April to July 2020.

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Oded Cohen, General Manager of MSK – Effective February 1, 2021, Upright entered into an employment agreement with Mr. Cohen, pursuant to which Mr. Cohen will earn a monthly salary of NIS 63,000 and is eligible for an annual bonus equal to up to four times his monthly salary. The employment agreement is an at-will employment arrangement, with a four months’ notice period, unless it is terminated for cause. In addition, Mr. Cohen will be entitled to severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Cohen will only be entitled to a severance pay under applicable Israeli severance law. Mr. Cohen’s employment agreement also includes a one-year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of the employment agreement, Mr. Cohen is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and car and mobile phone allowances. In addition, Mr. Cohen will be entitled to receive, subject to the approval of the Board of Directors, a restricted stock unit award to receive, subject to vesting, up to 73,660 shares of the Company’s common stock and, subject to the meeting of certain milestones an additional restricted stock unit award to receive up to 73,660 shares of the Company’s common stock on March 1, 2022, and subject to the meeting of certain milestones an additional restricted stock unit award to receive up to 73,660 shares of the Company’s common stock on March 1, 2023. All the restricted stock units will be subject to a three-year vesting period.

Outstanding Equity Awards at December 31, 2020

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Erez Raphael	101	-		-	$2,430	March 14, 2023
(Chief Executive Officer)	12	-		-	$5,400	June 5, 2023
	167	-		-	$4,806	August 28, 2023
	45	-		-	$3,330	January 6, 2024
	234	-		-	$1,764	July 6, 2024
	8,446	-		-	$115.20	September 3, 2021
	7,159	-		-	$64.04	January 30, 2023

Zvi Ben David	2,154	-		-	$115.20	September 3, 2021
(Chief Financial Officer, Secretary and Treasurer)	1,592	-		-	$64.04	January 30, 2023
	9,275	18,552	(1)		$7.736	February 12, 2026

Dror Bacher	67	-		-	$3,330	January 6, 2024
(Chief Operating Officer)	67	-		-	$1,764	July 6, 2024
	1267	-		-	$115.20	September 3, 2021
	480	-		-	$140.40	December 17, 2021
	1,375	-		-	$64.04	January 30, 2023
	500	-		-	$49.20	July 25, 2023
	9,554	19,110	(1)		$7.736	February 12, 2026

Richard Anderson	30,000	60,000			$8.41	January 30, 2026
(President and General Manager of North America)

Total Option Shares	72,495	97,662		-	$-	-

(1)	Vests in 12 equal quarterly installments over a three-year period.

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Non-Employee Director Remuneration Policy

In March 2013, our Board of Directors adopted the following non-employee director remuneration policy:

Cash Awards

As of December 31, 2020, our non-employee directors (currently Messrs. Shaked, Matheis, McGrath, Prof. Stone and Ms. Karah) will receive the following cash payments for each fiscal year: (i) $25,000 per year, to be paid quarterly in arrears and (ii) $16,000 for Board committee service, to be paid quarterly in arrears.

On April 7, 2021, the Compensation Committee of our Board of Directors approved an increase to our non-employee director remuneration policy such that our non-employee directors will receive the following cash payments for each fiscal year: (i) $50,000 per year, to be paid quarterly in arrears and (ii) $20,000 for Board committee service, to be paid quarterly in arrears.

Stock and Option Awards

On January 27, 2019, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 513 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from October 1, 2018, to December 31, 2018. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Yalon Farhi, a former member of our Board of Directors, and Mr. Allen Kamer, a former member of our Board of Directors, of 313 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi and Mr. Kamer for the period October 1, 2018, to December 31, 2018. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Glen Moller, a former member of our Board of Directors, of 262 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $5,231 in fees otherwise payable to Mr. Moller for the period October 16, 2018, to December 31, 2018.

On April 29, 2019, the Compensation Committee of our Board of Directors approved a grant of 1,475 options to Mr. Moller. These options have an exercise price of $15.40 per share. One third of the options will become fully vested and exercisable on the first anniversary elapsed from the grant date, and the balance will vest in eight equal quarterly installments following the first anniversary of the grant date, subject to Mr. Moller’s continued membership on the Company’s Board of Directors. In January 2020 Mr. Moller resigned from the Board of Directors and his options were forfeited.

On April 29, 2019, the Compensation Committee of our Board of Directors approved the following issuances under our 2012 Equity Incentive Plan: (i) 15,038 shares of our common stock to Mr. Shaked; (ii) 1,255 shares of our common stock to Ms. Karah; (iii) 753 shares of our common stock to Mr. Farhi; (iv) 753 shares of our common stock to Mr. Kamer; (v) 862 shares of our common stock to Prof. Stone; and (vi) 1,649 shares of our common stock to Mr. McGrath.

On July 9, 2019, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 854 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from January 1, 2019, to March 31, 2019. The Compensation Committee of our Board of Directors also approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 854 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from April 1, 2019, to June 30, 2019. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Farhi, Mr. Kamer and Mr. Moller of 521 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to each of Mr. Farhi, Mr. Kamer and Mr. Moller for the period January 1, 2019, to March 31, 2019. In addition, the Compensation Committee of our Board of Directors approved the issuance to each of Mr. Farhi, Mr. Kamer and Mr. Moller of 521 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to each of Mr. Farhi, Mr. Kamer and Mr. Moller for the period April 1, 2019, to June 30, 2019.

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On December 23, 2019, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 2,378 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from July 1, 2019, to September 30, 2019. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Farhi and Mr. Kamer of 1,450 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi and Mr. Kamer for the period July 1, 2019, to September 30, 2019.

On January 28, 2020, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 2,378 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from October 1, 2019, to December 31, 2019. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Farhi, Mr. Moller and Mr. Kamer of 1,450 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to each of Mr. Farhi, Mr. Moller and Mr. Kamer for the period October 1, 2019, to December 31, 2019. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Moller 396 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued to Mr. Moller upon his resignation from the Board of Directors.

On February 12, 2020, the Compensation Committee of our Board of Directors approved the following issuances, each was done under our 2012 Equity Incentive Plan: (i) 60,000 shares of our common stock to Mr. Shaked; (ii) 30,000 shares of our common stock to Ms. Karah; (iii) 7,000 shares of our common stock to Mr. Farhi; (iv) 7,000 shares of our common stock to Mr. Kamer; (v) 13,000 shares of our common stock to Prof. Stone; and (vi) 50,000 shares of our common stock to Mr. McGrath.

On April 3, 2020, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 2,378 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from January 1, 2020, to March 31, 2020. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Farhi and Mr. Kamer of 1,450 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi and Mr. Kamer for the period January 1, 2020, to March 31, 2020. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Stern 493 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $2,129 in fees otherwise payable to Mr. Stern for March 2020. In addition, the Compensation Committee of our Board of Directors approved the issuance to Mr. Farhi 4,638 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued to Mr. Farhi upon his voluntary resignation from the Board of Directors in April 2020.

On July 20, 2020, the Compensation Committee of our Board of Directors approved the issuance to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah of 2,378 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to each of Prof. Stone, Mr. Shaked, Mr. McGrath, and Ms. Karah for the period from April 1, 2020, to June 30, 2020. The Compensation Committee of our Board of Directors also approved the issuance to each of Mr. Stern and Mr. Kamer of 1,450 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued in lieu of $6,250 in fees otherwise payable to Mr. Farhi and Mr. Kamer for the period April 1, 2020, to June 30, 2020.

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On August 18, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Matheis 15,000 shares of our common stock under our 2012 Equity Incentive Plan, and the grant of 20,000 options. These options have an exercise price of $18.68 per share. One third of the options will become fully vested and exercisable on the first anniversary of the grant date, and the balance will vest in eight equal quarterly installments following the first anniversary of the grant date, subject to Mr. Matheis’s continued membership on the Company’s Board of Directors.

On October 9, 2020, the Compensation Committee of our Board of Directors approved the issuance to Mr. Kamer of 10,000 shares of our common stock under the 2012 Equity Incentive Plan. Such shares were issued to Mr. Kamer upon his withdrawal from the Board of Directors in October 2020.

On October 16, 2020, the Compensation Committee of our Board of Directors approved the issuance to Ms. Karah of 1,372 shares of our common stock under our 2012 Equity Incentive Plan. Such shares were issued in lieu of $10,250 in fees otherwise payable to Ms. Karah for the period from July 1, 2020, to September 30, 2020.

On April 3, 2020, the Audit and Compensation Committees of the Board of Directors approved the monthly grant of 1,500 shares of the Company’s Common Stock, to be granted monthly over a 12 month period pursuant to a certain consulting agreement with said service providers. During the fiscal year ended December 31, 2020, a total of 5,691 shares of the Company’s common stock were issued under the said approval to Mr. Adam Stern, a member of our Board.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board of Directors shall be entitled to a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

35

Summary Director Compensation Table

The following table summarizes the annual compensation paid to our non-employee directors for the fiscal year ended December 31, 2020:

Name and Principal Position	Year	Fees Paid or Earned in Cash ($)	Stock Awards		Option Awards ($)*			Non-equity incentive plan compensation		Non- qualified deferred compensation earnings		All other compensation ($)		Total ($)
Dennis McGrath	2020	$20,500	$346,135	(1)			$(2)		$-		$-		$-	$366,635

Prof. Richard B. Stone	2020	$20,500	$115,602	(3)			$(4)		$-		$-		$-	$136,102

Dennis Matheis	2020	$12,500	$200,700	(5)		$251,280	(6)		$-		$-		$-	$464,480

Hila Karah	2020	$10,250	$234,584	(7)		$-	(8)		$-		$-		$-	$244,834

Allen Kamer(19)	2020	$6,250	$159,914	(9)			$(10)		$-		$-		$-	$166,164

Yoav Shaked	2020	$20,500	$408,441	(11)			$(12)		$-		$-		$-	$428,941

Adam Stern	2020	$12,500	$9,084	(13)			$(14)	$		$		$		$21,584

Yalon Farhi (20)	2020	$-	$74,871	(15)			$(16)	$		$		$		$74,871

Yadin Shemmer (21)	2020	$37,500	$-	(17)		$416,160	(18)	$		$		$		$453,660

Glen Moller (22)	2020	$-	$10,729		$			$		$		$		$10,729

*	Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal year ended December 31, 2020, computed in accordance with the provisions of ASC 718. Assumptions used in accordance with ASC 718 are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(1)	67,787 stock awards are outstanding as of December 31, 2020.

(2)	1,659 option awards are outstanding as of December 31, 2020.

(3)	29,999 stock awards are outstanding as of December 31, 2020.

(4)	1,645 option awards are outstanding as of December 31, 2020.

(5)	15,000 stock awards are outstanding as of December 31, 2020.

(6)	20,000 option awards are outstanding as of December 31, 2020.

(7)	48,604 stock awards are outstanding as of December 31, 2020.

(8)	1,561 option awards are outstanding as of December 31, 2020.

(9)	27,464 stock awards are outstanding as of December 31, 2020.

(10)	No option awards are outstanding as of December 31, 2020.

(11)	87,287 stock awards are outstanding as of December 31, 2020.

(12)	No option awards are outstanding as of December 31, 2020.

(13)	87,287 stock awards are outstanding as of December 31, 2020.

(14)	No option awards are outstanding as of December 31, 2020.

(15)	No stock awards are outstanding as of December 31, 2020.

(16)	No option stock awards are outstanding as of December 31, 2020.

(17)	No stock awards are outstanding as of December 31, 2020.

36

(18)	90,000 option awards are outstanding as of December 31, 2020.

(19)	Mr. Kamer was not re-nominated to serve on the Board at the 2020 Annual Stockholder’s Meeting.

(20)	On April 7, 2020, Mr. Farhi resigned from the Board.

(21)	Mr. Shemmer was not re-nominated to serve on the Board at the 2020 Annual Stockholder’s Meeting.

(22)	On January 22, 2020, Mr. Moller resigned from the Board.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2020; (2) discussed with the Independent Auditors the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

By the Audit Committee of the Board of Directors of DarioHealth Corp.

Dennis M. McGrath, Chairman Yoav Shaked Richard B. Stone

37

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 18, 2021 by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, each of our named executive officers and directors; and all of our executive officers and directors as a group.

The following table shows the amount of our common stock beneficially owned as of April 18, 2021 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, believed by us to beneficially own more than 5% of our common stock, (ii) each of our named executive officers and directors, and (iii) all our executive officers and directors as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

		Percent of
	Shares of Common	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Stock Owned	Owned (1)
Officers and Directors
Erez Raphael (2)	619,238	4.0%
Zvi Ben David (3)	165,112	1.1%
Dror Bacher (4)	120,455	*	%
Richard Anderson (5)	60,320	*	%
Oded Cohen (6)	383,243	2.5%
Dennis M. McGrath (7)	69,446	*	%
Prof. Richard B. Stone (8)	38,362	*	%
Hila Karah (9)	52,383	*	%
Yoav Shaked (10)	93,970	*	%
Adam Stern(11)	524,626	3.3%
Dennis Mathies (12)	65,000	*	%
All Executive Officers and Directors as a group (11 persons)**	2,192,155	14.1%

5% Stockholders
Nantahala Capital Partners SI, LP(13)	1,634,359	9.9%
Nantahala Capital Management, LLC(14)	1,604,238	9.9%

*	less than 1%.

(1)	Percentage ownership is based on 15,475,444 shares of our common stock outstanding as of April 18, 2021 and, for each person or entity listed above, warrants or options to purchase shares of our common stock which exercisable within 60 days of the such date.

(2)	Includes 16,164 vested options to purchase common stock and 34,430 vested restricted shares. Also includes 37,876 shares of our common stock, held by Dicilyon Consulting and Investment Ltd. Erez Raphael is the natural person with voting and dispositive power over our securities held by Dicilyon Consulting and Investment Ltd. The address of Dicilyon Consulting and Investment Ltd. is 10 Nataf St., Ramat Hasharon 4704063, Israel.

(3)	Includes 15,341 vested options to purchase common stock and 9,269 vested restricted shares. Excludes 16,232 options which are not vested. Includes 1,786 shares owned by his spouse, for which Mr. Ben David disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(4)	Includes 15,700 vested options to purchase common stock and 8,382 vested restricted shares. Excludes 16,720 options which are not vested.

(5)	Includes 45,138 vested options to purchase common stock. Excludes 136,514 options which are not vested.

(6)	Includes 6,139 vested restricted shares.

(7)	Includes 1,659 vested options to purchase common stock.

(8)	Includes 1,645 vested options to purchase common stock.

(9)	Includes 1,561 vested options to purchase common stock and 1,679 vested restricted shares.

(10)	Includes 1,385 vested restricted shares. Includes 1,667 shares, and 1,334 warrants owned by his spouse, for which Mr. Shaked disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(11)	Includes 300 Series A Preferred Shares convertible into 74,100 shares of common stock. Includes warrants exercisable into 409,535 shares of common stock, subject to a contractual beneficial ownership limitation of 4.99%.

(12)	Excludes 20,000 options which have not vested.

(13)	Based solely on information contained in Form S-3 filed with the SEC on September 8, 2020 and data provided by the holder Includes warrants to purchase 82,677 shares of common stock, pre-funded warrants to purchase 125,102 shares of common stock issued in May, 2019, preferred shares convertible into 652,327 shares of common stock, and additional 173,128 pre-funded warrants issued on July 21, 2020, subject to a contractual beneficial ownership limitation of 9.9% and excludes 557,073 pre-funded warrants issued on July 31, 2020.

(14)	Based solely on information contained in Form 13G/A filed with the SEC on February 16, 2021, and data provided by the holder. Includes warrants to purchase 150,004 shares of common stock, 358,779 pre-funded warrants to purchase common stock issued in May 2019 and preferred shares convertible into 220,203 shares of common stock, subject to a contractual beneficial ownership limitation of 9.9% and excludes preferred shares convertible into 1,064,197 shares of common stock and 824,689 pre-funded warrants issued on July 31, 2020.

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Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Zvi Ben-David. Mr. Ben-David will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Zvi Ben-David, Chief Financial Officer of the Company, at 142 W. 57th St., 8th Floor, New York, New York 10019.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2021 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 142 W. 57th St., 8th Floor, New York, New York 10019, not less than 90 days nor more than 120 days prior to the annual meeting of stockholders and must otherwise satisfy the procedures contained in the Company’s Bylaws or as prescribed by Rule 14a-8 under the Exchange Act.

Stockholder proposals with respect to director nominees for use in connection with the Company’s 2021 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at not less than 60 days before the date of the annual meeting of stockholders. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the notice, information and consent provisions described in the Company’s Bylaws. In that regard, the stockholder must set forth the (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144 under the Securities Act of 1933, as amended), including any shares of the Company owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (e) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies in a contested election of such nominees. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board.

It is suggested that any such proposals be submitted by certified mail, return receipt requested.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

39

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at (646) 665-4667.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer

New York, New York

April 26, 2021

40

Annex A

FIRST AMENDMENT TO

AMENDED AND RESTATED

2020 EQUITY INCENTIVE PLAN

WHEREAS, DarioHealth Corp. (the “Company”) maintains the DarioHealth Corp.’s 2020 Equity Incentive Plan (the “Incentive Plan”);

WHEREAS, the Board of Directors (the “Board”) and the Compensation Committee of the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 700,000, from 1,828,890 to 2,528,890; and

WHEREAS, pursuant to Section 13 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	Section 4(a) of the Incentive Plan is deleted in its entirety and replaced with the following:

Share Reserve. The Committee is authorized to grant Awards to acquire an aggregate number of shares of Common Stock, which shall be calculated as follows: (i) an initial amount of 2,528,890 shares of Common Stock and (ii) for each of the calendar years ending on December 31, 2022 and December 31, 2023, such amount shall be increased by an additional number of shares of Common Stock equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of this Section 4(a), the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full. Notwithstanding the foregoing, the maximum number of shares that may be subject to Incentive Stock Options granted under the Plan shall be 2,000,000, subject to adjustment as provided in Section 11. Shares of Common Stock with respect to which Awards may be granted hereunder are subject to adjustment as set forth in Section 11 herein.

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

A-1

Annex B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF DARIOHEALTH CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of DarioHealth Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on , 2021, a resolution proposing and declaring advisable to add the following Article TENTH to the Certificate of Incorporation of said Corporation:

“TENTH: In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaws, whether adopted by them or otherwise.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at an annual meeting of said Corporation’s stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: The aforesaid amendment shall be effective as of :00 A.M. Eastern Time on , 2021.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this day of      , 2021.

By:
Name: Zvi Ben-David
Title: Chief Financial Officer, Secretary and Treasurer

B-1

Annex C

AMENDMENT NO. 2 TO

BYLAWS OF

DARIOHEALTH CORP.

(a Delaware Corporation)

(adopted effective as of June __, 2021)

1.       Article 3, Section 3.3 of the Bylaws is deleted in its entirety and replaced with the following:

SECTION 3.3. Vacancies, Additional Directors; Removal From Office; Resignation. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, but not the stockholders of the Corporation, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. ~~A director may be removed from his or her position by the Board of Directors with or without cause.~~ The stockholders of the Corporation may ~~only~~ remove a member of the Board of Directors ~~for~~ with or without cause, which removal shall only occur at a meeting of the stockholders, duly called, by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote thereat. Any director may resign or voluntarily retire upon giving written notice to the Chairman of the Board or the Board of Directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the Board of Directors may elect a successor to take office when the retirement or resignation becomes effective. For purposes of this Section 3.3, “cause” shall mean: (i) the director’s conviction or plea of nolo contendere of a serious felony involving (a) moral turpitude or (b) a violation of federal or state securities laws, but excluding any conviction based entirely on vicarious liability, (ii) the director’s commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, (iii) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director or (iv) the director being adjudged legally incompetent by a court of competent jurisdiction.

C-1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, EREZ RAPHAEL AND ZVI BEN-DAVID, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF DARIOHEALTH CORP. HELD OF RECORD BY THE UNDERSIGNED ON APRIL 15, 2021, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2021 AT 4:00 P.M. LOCAL TIME AT OUR ISRAELI OFFICE, LOCATED AT 8 HATOKHEN STREET, CAESAREA INDUSTRIAL PARK, ISRAEL, OR ANY ADJOURNMENT THEREOF

1.         Election of Hila Karah, Dennis Matheis, Dennis M. McGrath, Erez Raphael, Yoav Shaked, Adam K. Stern and Richard B. Stone to hold office until the 2022 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

Hila Karah

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dennis Matheis

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dennis M. McGrath

☐ FOR	☐ AGAINST	☐ ABSTAIN

Erez Raphael

☐ FOR	☐ AGAINST	☐ ABSTAIN

Yoav Shaked

☐ FOR	☐ AGAINST	☐ ABSTAIN

Adam K. Stern

☐ FOR	☐ AGAINST	☐ ABSTAIN

Richard B. Stone

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.        To consider and vote to amend the Company’s 2020 Equity Compensation Plan, to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 700,000 shares from 1,828,890 to 2,528,890.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.        To approve an amendment to the Company’s Certificate of Incorporation, as amended, granting the Board of Directors the right to amend the Company’s bylaws.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.        To approve an amendment to the Company’s bylaws, eliminating the Board of Director’s right to remove a director with or without cause.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.        To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting www.vstocktransfer.com/proxy; if a beneficial holder by visiting www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.